EXHIBIT (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 20 to the registration statement (No. 33-2703) on Form N-1A (the "Registration Statement") of our reports dated February 5, 1997, relating to the financial statements and financial highlights of State Street Research Tax-Exempt Fund and State Street Research New York Tax-Free Fund (each a series of State Street Research Tax-Exempt Trust), which appear in such Statements of Additional Information and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statements of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
Boston, Massachusetts
February 27, 1997